Exhibit 10.3

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This Second Amended and Restated Security Agreement (this “Agreement”) dated as of April 1, 2015 made by GTT Communications, Inc., a Delaware corporation (the “Lead Borrower”); Global Telecom & Technology Americas, Inc., a Virginia corporation; GTT Global Telecom Government Services, LLC, a Virginia limited liability company; Communication Decisions-SNVC, LLC, a Virginia limited liability company; CORE180, LLC, a Delaware limited liability company; Electra, Ltd. a Virginia corporation; NT Network Services, LLC, a Delaware limited liability company; GTT 360, Inc., a Delaware corporation; American Broadband, Inc. d/b/a United Network Services, Inc., a Delaware corporation; Airband Communications, Inc., a Delaware corporation; Sparkplug, Inc., a Delaware corporation; MegaPath Corporation, a Virginia corporation; and Wall Street Network Solutions, LLC, a Delaware limited liability company (collectively, the “Grantors” and each, a “Grantor”), in favor of KeyBank National Association, as administrative agent (“KeyBank” or the “Administrative Agent”) for itself and the other lending institutions (collectively, the “Lenders”) which are or may become parties to the Credit Agreement referred to below (in such capacity, the “Secured Party”).

W I T N E S S E T H

WHEREAS, the Lead Borrower, the borrowers from time to time party thereto, the lenders from time to time party thereto and Webster Bank, N.A., as administrative agent (the “Existing Agent”) are parties to that certain Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among the Borrowers, the Lenders party thereto, and Webster Bank, N.A. as the administrative agent (as the same may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Grantors, in favor of and for the benefit of the Existing Agent, in its capacity as administrative agent for the benefit of the Lenders, are party to an Amended and Restated Security Agreement dated as of August 6, 2014 (as heretofore amended, modified or supplemented from time to time, the “Original Security Agreement”), pursuant to which certain of the Grantors granted to the Existing Agent, for its benefit and for the benefit of the other lenders, a security interest in certain Collateral (as such term is defined therein);

WHEREAS, pursuant to (i) that certain Agency Transition Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Agency Transition Agreement”), by and among the Existing Agent as resigning Administrative Agent and resigning collateral agent, the Pledgee, as successor Administrative Agent and collateral agent, and the other parties thereto and (ii) that certain Amendment Agreement, dated as of the date hereof (the “Amendment Agreement”), among the Borrowers and the Lenders, which Amendment Agreement amends the Existing Credit Agreement (the Existing Credit Agreement as modified by the Amendment Agreement, the “Credit Agreement”; capitalized terms used herein without definition having the respective meanings ascribed to them in the Credit Agreement, unless the context clearly requires otherwise), KeyBank has been appointed the new Administrative Agent and collateral agent under the Credit Agreement and KeyBank has agreed to accept such assignment from the Existing Agent (collectively, the “Agency Transfer”) and the Lenders have agreed to make loans and extend certain other financial accommodations to the Borrowers;

WHEREAS, the effectiveness of the Amendment Agreement is subject to the condition, among others, that each Grantor (i) amend and restate the Original Security Agreement and (ii) execute and deliver this Agreement and grant the Lien in favor and for the benefit of KeyBank as agent for the benefit of itself and the Lenders as hereinafter described; and

WHEREAS, the parties hereto desire to execute this Agreement for the purposes set forth in the previous recital.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.                                      Security Interest.  As security for the due and punctual payment and performance of the Secured Obligations described in Section 2 hereof, each Grantor hereby grants to (a) the Secured Party for the benefit of the Lenders and itself (collectively, the “Secured Parties”), a continuing security interest in and to all of its right, title and interest in the Collateral, whether now owned or existing or hereafter acquired or arising.

As used herein, “Collateral” shall mean all of each Grantors’ tangible and intangible personal property and fixtures (but none of its obligations with respect thereto), including, without limitation, all of each Grantors’ right, title and interest in the property described below, as each such term is used in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”):

(i)                                    all investment property;

(ii)                                goods;

(iii)                            equipment;

(iv)                             inventory;

(v)                                 instruments (including, without limitation, promissory notes);

(vi)                             accounts;

(vii)                         documents;

(viii)                     chattel paper (whether tangible or electronic);

(ix)                             deposit accounts;

(x)                                 fixtures;

(xi)                             letter-of-credit rights and support obligations;

(xii)                         the commercial tort claims (i.e., any claims arising in tort that the Grantor may have) set forth on Schedule 1(xii) hereto;

(xiii)                     general intangibles (including, without limitation, payment intangibles and Intellectual Property Collateral (as defined below)); and

(xiv)                      any and all additions, accessions and attachments to any of the foregoing and any substitutions, replacements, proceeds (including, without limitation, insurance proceeds), products and supporting obligations of the foregoing;

provided, however, that “Collateral” shall not include, and each Grantor shall not be deemed to have granted a security interest (other than the security interest permitted under the UCC, Section 9-408 or any successor thereto or replacement thereof) in the following (the “Excluded Collateral”):  (i) any of such

Grantor’s rights under or with respect to any general intangible, license agreement, permit or authorization to the extent any such general intangible, license agreement, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of Grantor thereunder or which would be breached or give the other party the right to terminate upon any such assignment or grant; provided, that (x) any such limitation described in the foregoing clause (i) on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the Grantor’s rights could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Grantor Relief Laws) or principles of equity and (y) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, (ii) more than 65% of the Equity Interests of any Foreign Subsidiary entitled to vote, and (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable Law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision), such intent-to-use trademark application shall be considered Collateral; provided that the proceeds of any Excluded Collateral shall be “Collateral”.

2.                                      Secured Obligations.  The Lien hereby granted shall secure equally and ratably the due and punctual payment and performance by each Grantor of the following liabilities and obligations (collectively, the “Secured Obligations”):

(a)                                 the payment and performance of all the terms, covenants and obligations contained in the Credit Agreement, this Agreement, and any other Collateral Documents; and

(b)                                 any and all other Obligations of any Grantor to the Secured Parties under the Loan Documents (including, without limitation, this Agreement) or under any other agreement, document or instrument executed in connection therewith, all as amended, modified or supplemented from time to time and any and all other Obligations of any Grantor.

3.                                      Special Warranties and Covenants of the Grantor.  Each Grantor hereby represents and warrants to and covenants and agrees with each of the Secured Parties that:

(a)                                 Such Grantor is the owner of and has good and marketable title (or license or other right to use) to the Collateral in which it has any rights, free from any Liens, other than Liens permitted in the Credit Agreement, and the Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming otherwise or any interest therein.

(b)                                 Except as may be updated after the date hereof by notice as provided below, the address shown on Schedule 1 hereto is the chief executive office and principal place of business of each Grantor and the location of all records concerning that portion of its Collateral consisting of accounts receivable and other general intangibles.  Except as may be updated after the date hereof by notice as provided below, each Grantor’s only additional places of business and the only additional locations of any Collateral (including Collateral located at warehouses and the like) are listed on Schedule 3(b) attached hereto.  Except as set forth on Schedule 3(b) attached hereto as may be updated after the date hereof by notice as provided below, during the five (5) years ended on the date hereof, no Grantor nor any of its predecessors-in-interest has conducted any business or sold any goods under any name (including any fictitious business or trade name) other than its legal name.  Except as may be updated after the date hereof by notice as provided below, each Grantor’s legal name and jurisdiction of organization are correctly set forth at the beginning of this Agreement.  No Grantor will change its corporate or limited liability company form or jurisdiction of organization, or change its chief executive office or principal place of business, or the location of any Collateral (other than inventory in transit or Collateral in the possession of employees in amounts that are not material) (including, without limitation, the records relating thereto), or make any change in its legal name or conduct business operations under any fictitious business or trade name (other than any names specified on Schedule 3(b) attached hereto), (i) in contravention of the Credit Agreement and (ii) without in each case, (A) giving at least fifteen (15) days prior written notice thereof to the Secured Party (or such shorter time period as Secured Party may otherwise agree in writing) and (B) executing, delivering, filing and recording all necessary financing statements (or amendments thereto) or other instruments and documents in order to maintain the validity, enforceability, priority and perfection of the Lien arising hereunder and under the other Collateral Documents.

(c)                                  Subject to the terms of the Credit Agreement, each Grantor will keep the Collateral, including, without limitation, all inventory and equipment, in good repair, working order and condition, ordinary wear and tear and casualty excepted, and adequately insured at all times in accordance with the provisions of the Credit Agreement and the other Collateral Documents.  In the event of any material damage or destruction to the Collateral, the applicable Grantor shall give prompt written notice to the Secured Party.  If a Grantor fails to obtain insurance as required by this Agreement, the Credit Agreement or any of the other Collateral Documents, the Secured Party may, at its option, obtain such insurance, and such Grantor will on demand pay to Secured Party the amount of any out-of-pocket disbursement made by Secured Party for such purpose.

(d)                                 Each Grantor will, upon the reasonable request of Secured Party, promptly make, execute (as applicable), acknowledge and deliver and file and record in all proper offices and places, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents or instruments as may be necessary to perfect or from time to time renew the Lien arising hereunder and under the other Collateral Documents, including, without limitation, those that may be necessary to perfect such Lien in any additional Collateral hereafter acquired by a Grantor or in any replacements or proceeds thereof, and each Grantor will take all such action as Secured Party may reasonably request carry out the intent and purposes of the Collateral Documents or for assuring and confirming to Secured Party the grant and perfection of the Lien in the Collateral, including, without limitation, the Intellectual Property Collateral (as defined below).  To the extent permitted by law, each Grantor authorizes and appoints (such appointment being coupled with an interest and irrevocable) each Secured Party to execute (as applicable) and to file and record such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments in its stead, with full power of substitution, as a Grantor’s attorney-in-fact to be exercised only (i) if a Grantor fails or refuses to do so promptly following a written request therefor or (ii) following an Event of Default and during the continuance thereof.  Notwithstanding anything to the contrary herein, no Grantor shall be required to make any filings or take any other actions to record or perfect the Lien granted to the Secured Party hereunder.

(e)                                  Each Grantor hereby authorizes the Secured Party to file and record in all proper offices and places, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents and instruments as may be necessary to perfect or from time to time renew the Lien arising hereunder and under the other Collateral Documents, including, without limitation, those that may be necessary to perfect such lien in any additional Collateral hereafter acquired by a Grantor or in any replacements or proceeds thereof.

(f)                                   Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the inventory (or any other Collateral), such receipt shall not be “negotiable” (as such term is used in the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).  If, notwithstanding the foregoing, any negotiable warehouse receipts or other negotiable documents are issued with respect to any of the inventory (or other Collateral), all such instruments shall be held in trust for the Secured Party and with respect to any warehouse receipt for Collateral valued in excess of $250,000 shall be promptly endorsed to the order of the Secured Party and delivered to the Secured Party as agent to be held by the Secured Party as agent of, and for the benefit of, itself and the Secured Parties as Collateral hereunder.

(g)                                 Except in the ordinary course of business, without the prior written consent of each Secured Party, no Grantor shall amend or modify, or waive any of its rights under or with respect to, any of the accounts receivable having a face amount of $250,000 or more in the aggregate, if the effect thereof would be to materially and adversely impair any remedies of such Grantor or the Secured Parties under or with respect thereto.  Upon the occurrence and during the continuance of any Event of Default, a Secured Party may notify or may require each Grantor to notify (and after any such notification such Grantor shall cause) all Persons obligated on the accounts receivable to make payment directly to (or in accordance with the instructions of) Secured Party.  From and after the occurrence of any Event of Default and during the continuance thereof, Secured Party may require:  (i) all sums collected or received and all property recovered or possessed by each Grantor in connection with any of the Collateral, including, without limitation, all sums received in respect of any of the accounts receivable, to be received and held by such Grantor in trust for Secured Party and to be segregated from the assets and funds of such Grantor and to be promptly delivered to Secured Party for application to the payment of the Secured Obligations in accordance with the terms hereof and (ii) each Grantor, upon the request of Secured Party, to institute depositary, lockbox and other similar credit procedures providing for the direct receipt of such sums.

(h)                                 Each Grantor will, to the extent permitted by applicable law, specifically assign to the Secured Party all United States federal government contracts with a payment of $250,000 or more in any calendar year in the aggregate and will cooperate with the Secured Party in giving notice of such assignment pursuant to the Federal Assignment of Claims Act.  Each Grantor will use commercially reasonable efforts to cooperate with Secured Party in providing such further information with respect to such contracts with any governmental authority as Secured Party may reasonably request and will make commercially reasonable efforts to provide such instruments of further assurance with respect to such contracts as Secured Party may reasonably request.

(i)                                    Each Grantor hereby constitutes and appoints the Secured Party its true and lawful attorney, irrevocably, with full power, upon the occurrence and during the continuance of any Event of Default, in the name of such Grantor or otherwise, at the expense of the Grantor and without notice to or demand upon a Grantor, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to a Grantor, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Secured Party may deem to be reasonably necessary or advisable to protect the interests of Secured Parties, which appointment as attorney is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, Secured Party shall have full power: (i) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of any of the Collateral including, without limitation, any accounts receivable; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect and/or to enforce any other rights in respect of any of the Collateral including, without limitation, any accounts receivable; (iii) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Collateral including, without limitation, any accounts receivable; (iv) to settle, compromise or adjust any suit, action or proceeding described in clause (ii) or (iii)

above, and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (v) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents including, without limitation, those evidencing or securing the accounts receivable or any of them; (vi) to receive, open and dispose of all mail addressed to such Grantor and to notify the post office authorities to change the address of delivery of mail addressed to the Grantor to such address, care of Secured Party, as Secured Party may designate; (vii) to act as attorney for such Grantor in obtaining, adjusting, settling and canceling any insurance and endorsing any drafts and retaining any amounts collected or received under any policies of insurance; (viii) to discharge any taxes, assessments or other governmental charges or levies or any other Liens to which any Collateral is at any time subject and (ix) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with the Collateral as fully and completely as though Secured Party was the absolute owner thereof for all purposes.  Each Grantor agrees to reimburse Secured Party on demand for any payments made or reasonable expenses incurred by Secured Party pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

(j)                                    The powers conferred on the Secured Party by this Agreement, the Credit Agreement and the other Collateral Documents are solely to protect the interests of the Secured Party, and shall not impose any duty upon Secured Party to exercise any such power, and if Secured Party shall exercise any such power, such exercise by Secured Party shall not relieve any Grantor of any Default or Event of Default, and Secured Party shall be accountable only for amounts actually received as a result thereof.  Except as otherwise required by applicable law, rule or regulation, Secured Party shall be under no obligation to take steps necessary to preserve the rights in or value of or to collect any sums due in respect of any Collateral against any other Person but may do so at its option.  Without limiting the generality of the foregoing, except as otherwise required by applicable law, rule or regulation, Secured Party shall have no duty or liability with respect to any claim or claims regarding any Grantor’s ownership or purported ownership, or rights or purported rights arising from, the Intellectual Property Collateral (or any portion thereof) or any use, license, or sublicense thereof, whether arising out of any past, current or future event, circumstance, act or omission or otherwise.  All of such duties and liabilities shall be exclusively the obligation of each Grantor.  All expenses incurred in connection with the application, protection, maintenance, renewal or preservation of any of the Collateral including, without limitation, the Intellectual Property Collateral, shall be borne by the Grantors.

(k)                                 Each Grantor shall defend, indemnify and hold harmless Secured Party from any and all liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (including reasonable attorneys’ fees) of any kind whatsoever which may be imposed on, incurred by or asserted against Secured Party in connection with or in any way arising out of or relating to the Collateral or this Agreement, other than those which result from the gross negligence, bad faith or willful misconduct by Secured Party.

(l)                                    It is the intention of the parties hereto that none of the Collateral shall become fixtures and each Grantor shall take all commercially reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures.  Each Grantor will, if requested by Secured Party, use commercially reasonable efforts to obtain waivers of Lien, in form and substance satisfactory to Secured Party, from each Person (including lessors) having any interest in the real property on which any material amount of the Collateral is or is to be located which is for a material headquarters lease and will use commercially reasonable efforts to obtain collateral assignments of lease and related landlord consents for any leased location which contains a broadcasting tower or a studio.

(m)                             Each Grantor will promptly notify the Secured Party, as provided in the Credit Agreement, of any material loss or damage to any Collateral valued in excess of $250,000 or any request by any other Person for any material credit or adjustment with respect to any accounts receivable other than in the ordinary course of business and to which such Grantor intends to agree.

(n)                                 Each Grantor confirms that value has been given to it by Secured Party, that it has rights in the Collateral and that it has not agreed with Secured Party to postpone the time for attachment of any of the security interest in any of the Collateral.  The security interests created by this Agreement will have effect and be deemed to be effective whether or not the Secured Obligations are owing or in existence before or after or upon the date of this Agreement.

(o)                                 Each Grantor will promptly notify the Secured Party (which notification shall be deemed to automatically amend Schedule 1(xii) hereto) of any commercial tort claim which could reasonably be expected to have a value if successfully prosecuted of in excess of $250,000 of such Grantor not specifically identified herein and grant to the Secured Party a security interest in any such commercial tort claim and the proceeds thereto.

(p)                                 Each Grantor shall and shall cause each of its Subsidiaries to place a conspicuous legend on each of its contracts which constitutes chattel paper which provides for a payment in the aggregate of in excess of $250,000 which legend will state: “THIS IS CHATTEL PAPER IN WHICH A LIEN HAS BEEN GRANTED TO KEYBANK NATIONAL ASSOCIATION, as Administrative Agent” and shall, upon demand, deliver to the Secured Party or to such other Person as the Secured Party shall designate, to act on its behalf, all Collateral in their original form consisting of negotiable instruments or documents, certificated securities, chattel paper and instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank).

(q)                                 Each Grantor shall take all steps reasonably necessary to grant Secured Party or to such other Person as Secured Party shall designate, to act on its behalf, control of all electronic chattel paper which provides for a payment in the aggregate of in excess of $250,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and any other applicable law.

4.                                      Special Provisions Concerning Intellectual Property Collateral.  Without limiting the generality of the other provisions of this Agreement:

(a)                           Each Grantor hereby represents and warrants to and covenants and agrees with the Secured Party that:

(i)                                    a true and complete list of all registered trademarks, registered patents and registered copyrights (and applications therefor) currently owned by such Grantor as of the date hereof, in whole or in part, and in conducting its business is set forth on Schedule 4(a)(i) attached hereto, and such exhibit correctly sets forth the information specified therein;

(ii)                                each and every material trademark owned and in use by such Grantor is subsisting; each and every trademark, patent and copyright which are owned by such Grantor and material to the operations of the Grantor taken as a whole is, to such Grantor’s knowledge, valid and enforceable; and, to each Grantor’s knowledge, there is no infringement or unauthorized use of any of the material trademarks, patents or copyrights owned by such Grantor, in whole or in part;

(iii)                            no written claim has been made and is pending that the use of any of the trademarks or copyrights or the practice of any of the patents which are material to the operations of the Grantor taken as a whole does infringe the rights of any other Person in any material respect, and the Grantor is not aware of any reasonable basis for any such claim to be asserted; and

(iv)                             each Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the trademarks, patents and copyrights purported to be owned by it on Schedule 4(a)(i) attached hereto, which are material to the operations of the Grantor taken as a whole and are free and clear of any Lien, express or implied, other than Liens permitted in the Credit Agreement.

(b)                                 If a Grantor shall create or obtain rights to any material trademarks, patents or copyrights (or any other Intellectual Property Collateral) in addition to those set forth on Schedule 4(a)(i) attached hereto, the provisions of this Agreement shall automatically apply thereto and such Grantor shall take such action as Secured Party may reasonably request to more fully evidence the same.  Each Grantor shall promptly notify the Secured Party in writing of any new United States federal patent application or grant, trademark application or registration or copyright application or registration in which such Grantor has an ownership interest with the delivery of each quarterly compliance certificate.

(c)                                  Each Grantor:  (i) authorizes Secured Party, without any further action by such Grantor, to amend Schedule 4(a)(i) to reference any applications or registrations with respect to any trademark, patent or copyright (or any other Intellectual Property Collateral) acquired by such Grantor after the date hereof or to delete any reference to any right, title or interest in any trademark or patent or copyright in which such Grantor no longer has or claims any right, title or interest; (ii) will promptly (but in any event within ten (10) days after becoming aware thereof) notify Secured Party of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or in any federal, state or foreign court or agency regarding the Grantor’s claim of ownership, or the enforceability or validity of any of the Intellectual Property Collateral, in each case that does or could reasonably be expected to materially adversely affect the value of any of the Intellectual Property Collateral necessary for the conduct of such Grantor’s business as then conducted, the ability of such Grantor or Secured Party to dispose of any of the same or the rights and remedies of Secured Party in relation thereto; (iii) will promptly notify Secured Party of any suspected infringement of any of the Intellectual Property Collateral by any third party or any claim by any third party that such Grantor is infringing upon the intellectual property rights of such third party that does or could reasonably be expected to materially adversely affect the Grantors, taken as a whole; and (iv) concurrently with the delivery of a quarterly Compliance Certificate of the Borrowers disclosing any patent application or application for registration of any trademark or copyright, will execute, deliver and record in all appropriate registers and offices, an appropriate form of a collateral security agreement evidencing Secured Party’s security interest therein.

(d)                                 Each Grantor shall take commercially reasonable efforts, as determined in its reasonable business judgment, to do the following:  (i) maintain and prosecute federal applications on any existing or future registrable but unregistered material trademarks or material copyrights or unpatented but patentable material inventions, consistent with past practice, (ii) preserve, maintain and renew all of the material registrations for Intellectual Property Collateral owned by such Grantor, including, without limitation, by payment of all taxes, annuities, issue and maintenance fees and by the use of all proper statutory notices, designations and patent numbers to the extent necessary to maintain the same, and (iii) initiate and diligently prosecute in its own name, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, or other damage or opposition, cancellation, concurrent use or interference proceedings as are reasonably necessary to protect any of the trademarks, patents or copyrights or other Intellectual Property Collateral owned by such Grantor and which such Grantor reasonably determines is material to its business; provided, that no such suit, proceeding or other action shall be settled or voluntarily dismissed, nor shall any party be released or excused from any claims or liability for infringement, unless, in the reasonable judgment of such Grantor, to do so is in the best interests of such Grantor.

(e)                                  Without limiting the generality of the other provisions of this Agreement, the Credit Agreement and the other Collateral Documents, and in addition to all other rights and remedies of Secured

Party hereunder and thereunder and referred to herein and therein, each Grantor hereby grants to the Secured Party an absolute power of attorney (which grant is coupled with an interest and is irrevocable) to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be necessary or required by the United States Patent and Trademark Office, the United States Copyright Office or by any other office or authority in order to evidence (and to effect and to record) the assignment of all, right, title and interest of each Grantor in and to the Intellectual Property Collateral (including, without limitation, each patent, trademark and copyright, now owned or hereafter acquired by such Grantor, and all of the goodwill of the business of such Grantor symbolized by the same and all interest of such Grantor in and to any cause of action related thereto) to Secured Party.  Each Grantor further agrees that, upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to the Intellectual Property Collateral vested in Secured Party, in which event such right, title and interest shall immediately vest in Secured Party; (ii) take and use and/or, subject to the terms of Section 6 and applicable law, sell the Intellectual Property Collateral (or any portion thereof) and carry on the business and use the assets of such Grantor in connection with which the Intellectual Property Collateral (or any portion thereof) has been used; (iii) bring suit to enforce the Trademarks, Patents and/or Copyrights (each as defined below) or any of the other Intellectual Property Collateral and/or any licenses thereunder or other rights with respect thereto; (iv) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property Collateral (or any portion thereof) in any manner whatsoever, directly or indirectly; and (v) direct the Grantor to execute, in which event the Grantor shall execute, such other and further documents that the Secured Party may reasonably request to further confirm the provisions hereof and to further evidence the foregoing assignment.  Upon request of Secured Party, each Grantor also shall make available to Secured Party, to the extent within such Grantor’s power and authority, such individuals then in such Grantor’s employ to assist in the production, advertisement and sale of the products and services sold under the Trademarks, Copyrights and Patents or any of the other Intellectual Property Collateral, such individuals to be available to perform their prior functions on the Secured Party’s behalf and to be compensated at the expense of the Grantor.

(f)                                   For the purposes of this Agreement, “Intellectual Property Collateral” means:

(i)                                    all trademarks, trademark applications and registrations and trade names, together with the goodwill appurtenant thereto, owned, held (whether pursuant to a license or otherwise), used or to be used, in whole or in part, in conducting each Grantor’s business, (the “Trademarks”);

(ii)                                all patents and patent applications of each Grantor, including, without limitation, the inventions and improvements described and claimed therein (the “Patents”);

(iii)                            all copyrights and applications for registration of copyrights of each Grantor (the “Copyrights”);

(iv)                             all reissues, divisionals, continuations, renewals, extensions and continuations-in-part of any Trademarks, Patents and/or Copyrights; all income, royalties, damages and payments now or hereafter due and/or payable with respect to any Trademarks, Patents and/or Copyrights, including, without limitation, damages and payments for past or future infringements thereof; and all rights (but no obligation) to sue for past, present and future infringements of any Trademarks, Patents and/or Copyrights or bring interference proceedings with respect thereto;

(v)                                 all rights and interests of each Grantor pertaining to common law and statutory trademark, service marks, trade names, slogans, labels, trade secrets, patents, copyrights, corporate names, company names, business names, fictitious business names, trademark or service mark registrations, designs, logos, trade styles, applications for trademark registration and any other indicia of origin; and

(vi)                             all trade secrets and other proprietary information of each Grantor that is protectable under applicable law.

Intellectual Property Collateral excludes, notwithstanding anything to the contrary above, all “shrink-wrap”, “click wrap” and “back of the box” software licenses.

5.                                      Rights and Remedies.

(a)                                 Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the following rights and remedies:

(i)                                    all rights and remedies provided by law or in equity, including, without limitation, those provided by the UCC;

(ii)                                all rights and remedies provided in this Agreement; and

(iii)                            all rights and remedies provided in the Credit Agreement, the other Collateral Documents or in any other agreement, document or instrument pertaining to any of the Secured Obligations.

(b)                                 Notwithstanding anything to the contrary set forth herein, Secured Party shall have the right to exercise (after the occurrence and during the continuance of any Event of Default), and each Grantor hereby consents thereto, all of the rights and remedies of Secured Party relating to the Collateral which arise under or are referred to in this Agreement (including the exercise of any power of attorney granted herein and the right to enforce this Agreement, by judicial proceedings or otherwise, to foreclose the Lien created hereby, to take possession of and, subject to the terms of Section 6 and applicable law, to sell the Collateral (or any part thereof), and/or to direct the time, method and place of conducting any proceeding for any such remedy or exercising any such right, and all such rights and remedies may only be exercised by Secured Party or by a duly authorized representative (or representatives) appointed by Secured Party).

6.                                      Right to Dispose of Collateral, Etc.

(a)                                 Without limiting the scope of Section 5 hereof, upon the occurrence and during the continuance of any Event of Default, Secured Party shall have the right and power to take possession of all or any part of the Collateral and, in addition thereto, the right to enter upon any premises on which all or any part of the Collateral may be situated and remove the same therefrom and Secured Party may, for the benefit of the Secured Parties, sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit, in one or more parcels, at any exchange or broker’s board, or at public or private sale and upon such terms and at such place or places and at such time or times and to such Persons (including, without limitation, the Secured Party), to the extent permitted by applicable law, as the Secured Party deems expedient, all without demand for performance by the Grantor or any notice or advertisement whatsoever except as may be required by this Agreement or by law.  The Secured Party may require a Grantor to make all or any part of the Collateral (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party and the Grantor.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Grantor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law

(including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys’ fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in the manner set forth in Section 8.03 of Credit Agreement.  In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Grantor will be liable for the deficiency, including, if the Lenders so elect interest thereon at a rate per annum equal to the Default Rate, and the cost and expenses of collection of such deficiency, including, without limitation, reasonable documented out-of-pocket fees, expenses and disbursements of one external counsel.  Without limiting the generality of the foregoing or the scope of Section 5 hereof, upon the occurrence and during the continuance of any Event of Default, any amount owing by the Secured Party to the Grantor may, without regard to the value of the Collateral, be offset and applied toward the payment of the Secured Obligations as aforesaid, whether or not the Secured Obligations, or any part thereof, shall be then due.

(b)                                 Each Grantor acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management.  Accordingly, Secured Party, in exercising its rights hereunder, or otherwise, shall have the widest possible latitude to preserve and protect the Collateral and Secured Party’s Lien therein.  Moreover, each Grantor acknowledges and agrees that Secured Party shall have no obligation to, and each Grantor hereby waives to the fullest extent permitted by law any right that it may have to require the Secured Party to: (i) clean up or otherwise prepare any of the Collateral for sale, (ii) pursue any Person to collect any of the Secured Obligations, or (iii) exercise collection remedies against any Persons obligated on the Collateral.  The Secured Party’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

7.                                      Right to Use the Collateral, Etc.  Without limiting the scope of Section 5 hereof, upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other mandatory provisions of applicable law, Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Grantor and all Persons claiming under the Grantor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same.  Upon any such taking of possession, Secured Party, from time to time, at the Grantor’s expense, may (but shall not be obligated to) make all such repairs, replacements, alterations and improvements to any of the Collateral and may manage and control the Collateral and carry on the business and exercise all rights and powers of the Grantor in respect thereto as Secured Party shall deem reasonably appropriate, including, without limitation, the right to enter into any and all such agreements with respect to the use of the Collateral or any part thereof as Secured Party may see fit (including, without limitation, licensing agreements related to the Intellectual Property Collateral); and Secured Party shall be entitled to collect and receive, for the benefit of the Secured Parties, all rents, issues, profits, fees, revenues and other income of the same and every part thereof.  Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of so holding, storing, using, operating, managing and controlling the Collateral, and of conducting any business related thereto, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Agreement, the Credit Agreement or any of the other Collateral Documents (including legal costs and reasonable attorney’s fees).  The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in the manner set forth in Section 8.03 of the Credit Agreement.  Without limiting the generality of the foregoing, Secured Party shall have the right to have a trustee, liquidator, receiver or similar official appointed to enforce its rights and remedies hereunder or under the Credit Agreement or any of the other

Collateral Documents including, without limitation: (a) to take possession of and to manage, protect and preserve the Collateral and all other properties of the Grantor, (b) to continue the operation of the business of the Grantor, (c) to sell, transfer, assign or otherwise dispose of the Collateral (or any portion thereof) and (d) to collect all rents, issues, profits, fees, revenues and other income and proceeds thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of such official, and to the payment of the Secured Obligations as aforesaid, and the Grantor hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.  If Secured Party shall request, or shall apply or petition for, the appointment of or taking possession by any such trustee, liquidator, receiver or other similar official, the Grantor will promptly evidence its consent thereto and will fully cooperate with such official.

8.                                      Waivers, Remedies Cumulative, Etc.

(a)                                 The Grantor hereby waives presentment, demand, notice, protest and, except as is otherwise explicitly provided herein or in the Credit Agreement, all other demands and notices in connection with this Agreement or the enforcement of any of the rights and remedies of Secured Party hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Grantor or any other Person, or substitution, release or surrender of any Collateral, the addition or release of Persons primarily or secondarily liable on any Secured Obligation, the acceptance of partial payments on any Secured Obligation and/or the settlement or compromise thereof.  To the extent permitted by law, the Grantor also hereby waives any rights and/or defenses the Grantor may have under any anti-deficiency laws or other laws limiting, qualifying or discharging the Secured Obligations and/or any of the remedies of Secured Party against the Grantor.  The Grantor further waives, to the extent permitted by law: (i) any right it may have under any applicable law (including the constitution of any jurisdiction in which any of the Collateral may be located and the Constitution of the United States of America) to notice (other than any requirement of notice explicitly provided herein or in the Credit Agreement) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement, the Credit Agreement or any of the other Collateral Documents and any right to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing; (ii) any right to damages occasioned by any lawful exercise by Secured Party of any right or remedy hereunder or referred to herein, including any damages arising as a result of any taking of possession of the Collateral; (iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Secured Party’s rights hereunder; (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law and (v) the appointment of a receiver as provided in the Credit Agreement.  The Grantor hereby consents to Secured Party’s request for the appointment of, and to any applicable court’s appointment of, ex parte, a receiver and waives any rights to protest such appointment.  The Secured Party shall not be required to marshall any Collateral (or any part thereof) in any particular order.  To the extent permitted by law, the Grantor hereby agrees it will not invoke any right it may have under any law to require the marshalling of Collateral or any other right under any law which might cause delay in or impede the enforcement of the rights of Secured Party under this Agreement, the Credit Agreement or any of the other Collateral Documents, and the Grantor hereby irrevocably waives the benefits of all such laws.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

(b)                                 To the extent permitted by law, the obligations of the Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor, or of any other Person; (ii) any exercise or nonexercise, or any waiver, by the Secured Parties, of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any of the Collateral or any other security therefor; (iii) any amendment to or modification of this Agreement, the Credit Agreement or any of the other Collateral Documents; or (iv) the taking of additional security for or any guarantee of any of the Secured Obligations or the release or discharge or termination of any security or guarantee for any of the Secured Obligations; and whether or not the Grantor shall have notice or knowledge of any of the foregoing.

(c)                                  No remedy conferred herein or in the Credit Agreement or any of the other Collateral Documents upon the Secured Parties is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Credit Agreement or any of the other Collateral Documents or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the Grantor or any Affiliate of the Grantor and the Secured Parties, and no delay in exercising any rights hereunder or under the Credit Agreement or any of the other Collateral Documents, shall operate as a waiver of any right of the Secured Parties.  No waiver by the Secured Parties of any default shall be effective unless made in writing and otherwise in accordance with the terms of Section 11.01 of the Credit Agreement and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

(d)                                 The Grantor’s waivers set forth in this Agreement (including, without limitation, those set forth in this Section 8) have been made voluntarily, intelligently and knowingly and after the Grantor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

9.                                      Termination.  This Agreement and the Lien on the Collateral created hereby shall terminate, without delivery of any instrument or any further action by any party, when all of the Secured Obligations have been paid and discharged in full in cash (and all commitments of the Lenders to lend any additional amounts to the Borrowers shall have been terminated) (excluding contingent indemnification obligations for which no claim has been made).  Upon termination as aforesaid, Secured Party shall execute and deliver such releases and discharges as the Grantor may reasonably request.  If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Secured Party, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

10.                               Reinstatement.  Notwithstanding the provisions of Section 9 to the contrary, and notwithstanding anything else to the contrary contained herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Parties in respect of the Collateral or the Secured Obligations is rescinded, or must otherwise be restored or returned by the Secured Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or any of its Affiliates or any guarantor of all or any part of the Secured Obligations, or upon the appointment of any intervenor, receiver or conservator of, or trustee or similar official for, the Grantor or any such Affiliate or guarantor, or any substantial part of their respective properties or assets, or otherwise, all as though such payment had not been made.

11.                               Consents, Approvals, Etc.  Upon the exercise by Secured Party of any power, right, privilege or remedy pursuant to this Agreement, the Credit Agreement or any of the other Collateral Documents which requires any consent, approval, registration, qualification or authorization of, or declaration or filing with, or other action by, any other Person, including, without limitation, any governmental authority or instrumentality, the Grantor will execute and deliver, or will cause the execution and delivery of, all such agreements, documents, applications, certificates, instruments and other documents and papers and will take, or will cause to be taken, such other action that may be required to obtain such consent, approval, registration, qualification or authorization of or other action by such other Person and/or that may be reasonably requested by the Secured Party in connection therewith.

12.                               Certain Definitions.  In addition to the descriptions contained in Section 1 hereof, the items of Collateral referred to therein shall have all of the meanings ascribed to them in the UCC.

13.                               Amendments.  All amendments of this Agreement and all waivers of compliance herewith shall be in writing and shall be effected in compliance with the provisions of Section 11.01 of the Credit Agreement.

14.                               Communications.  All communications provided for herein shall be made as specified in Section 11.02 of the Credit Agreement.

15.                               Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by Secured Party and the Grantors, successors to the Grantors and the successors and assigns of Secured Party.

16.                               Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.  Each party hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder and under the Credit Agreement and the other Collateral Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts.  Each party hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 14 or as otherwise provided under the laws of the State of New York.  Notwithstanding the foregoing, the each party hereto agrees that nothing contained in this Section 16 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER AND UNDER THE CREDIT AGREEMENT AND ANY OF THE OTHER COLLATERAL DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE CREDIT AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS.

17.                               Miscellaneous.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement (together with the Credit Agreement and the other Collateral Documents) embodies the entire agreement and understanding among the Secured Party and the Grantor and supersedes all prior agreements and understandings relating to the subject matter hereof.  Each covenant contained herein and in the Credit Agreement and in each of the other Collateral Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  If any provision in this Agreement, the Credit Agreement or any of the other Collateral Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.  In case any provision in this Agreement, the Credit Agreement or any of the other Collateral Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

18.                               Joint and Several.  The obligations of the Grantors in this Agreement are joint and several.

19.                               Amendment and Restatement.  This Agreement amends, restates and replaces the Original Security Agreement.  The security interests granted under the Original Security Agreement by the Grantors party thereto shall continue without interruption under this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each Grantor has executed this Agreement as a sealed instrument as of the date first above written with the intent to be legally bound.

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:
Name:
Title:

GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC

By:
Name:
Title:

COMMUNICATION DECISIONS - SNVC, LLC

By:
Name:
Title:

CORE180, LLC

By:
Name:
Title:

ELECTRA LTD.

By:
Name:
Title:

NT NETWORK SERVICES, LLC

By:
Name:
Title:

GTT 360, INC.

By:
Name:
Title:

AMERICAN BROADBAND, INC.

By:
Name:
Title:

AIRBAND COMMUNICATIONS, INC.

By:
Name:
Title:

SPARKPLUG, INC.

By:
Name:
Title:

MEGAPATH CORPORATION

By:
Name:
Title:

WALL STREET NETWORK SOLUTIONS, LLC

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title: